Exhibit 10.9

MANAGEMENT BONUS PLAN

For

Vice President – International Branches

CONFIDENTIAL

March 20, 2009

ASTRO-MED, INC.

MANAGEMENT BONUS PLAN

Vice President – International Branches

TABLE OF CONTENTS

I.	OVERVIEW		1

	A.	Perspective
	B.	Key Points

II.	ELIGIBLE PARTICIPANTS		1, 2

	A.	Rules

		1. Dates of Employment
		a. Annual
		2. Leave of Absence
		3. Retirees
		4. Exclusions

III.	ELIGIBLE BONUS		2

	A.	Financial Objective

		1. Branch Bonus Pool
		2. Bonus Rates

IV.	FINANCIAL OBJECTIVES		3

	A.	Definition of Financial Measurement Criteria

V.	GENERAL RULES		3

VI.	EXAMPLE		4

ASTRO-MED, INC.

MANAGEMENT BONUS PLAN

Vice President – International Branches

I.	OVERVIEW

A.	Perspective

Astro-Med’s pay for performance philosophy encourages rewarding individuals who are committed to the achievement of their financial and operating goals as well as ensuring our customers are totally satisfied with our products and services. This approach is especially critical as the Company expands its footprint in the international markets. The role of the Vice President – International Branches is essential to providing the leadership skills, management oversight, and strategic vision necessary to ensure the Company’s Branch business units achieve respective sales growth and profitability goals. This Plan provides for incentive pay based on Financial Objectives.

B.	Key Points

1.	Incentive Compensation (Bonus Pool) is earned by the International Branches for achieving certain financial objectives.

2.	Participation by the Vice President – International Branches in the Management Bonus Plan shall be recommended by the CEO and approved by the Astro-Med, Inc. Compensation Committee.

3.	A Bonus earned under the Management Bonus Plan will be paid only on an annual basis.

4.	To be eligible for the Annual Bonus, the Vice President – International Branches must be on the Astro-Med payroll at January 31, 2009.

5.	Annual bonus earned will be paid only after the issuance of Astro-Med’s Audited Consolidated Financial Statements.

6.	Any Bonus earned will be paid only after review and written approval by Astro-Med’s CEO.

7.	Any Bonus earned is based solely on the financial results from the Branches’ normal operating activities and excludes the financial results from mergers, acquisitions and/or sale of assets.

II.	ELIGIBLE PARTICIPANTS

A.	Rules

1.	Dates of Employment

a.	Annual

(1).	The Vice President – International Branches who is on the payroll as of January 31, 2009, and who was on the payroll the first working day of the current fiscal year is eligible for a full year’s bonus award.

2.	Leave of Absence

No bonus will be paid on leave of absence.

3.	Retirees

Vice President – International Branches retiring after age 65 and prior to January 31, 2009 of the current fiscal year, and who is eligible for a bonus in the preceding year is eligible for a pro rata portion of a full year’s bonus (based upon the number of full months prior to retirement).

III.	ELIGIBLE BONUS

A.	Financial Objectives

1.	Branch Bonus Pool:

(a)	Each Branch has an Incentive Plan that rewards Branch employees, for increasing sales volume, improving the profitability of their operation and effectively managing their working assets of Accounts Receivable and Inventories.

(b)	Branches that are successful in increasing their annual sales volume, in concert with reaching certain levels of profitability and achieving an appropriate return on their working asset investments, will earn a Bonus Pool.

(c)	The Vice President – International Branches is eligible to participate in that earned Bonus Pool attained by a respective Branch.

2.	Bonus Rate:

(a)	The Vice President – International Branches’ incentive compensation (Annual Bonus) will be at a rate of 20% of the earned Bonus Pool of each Branch.

(b)	The Vice President – International Branches incentive compensation will be calculated by the following formula:

(1)	A rate of 20% is applied to the earned Bonus pool (local Currency) of the appropriate Branch.

(2)	The resultant value from Step (1) is converted into US dollars at the appropriate exchange rate.

(3)	The US dollar values achieved in Step (2) are summed to obtain a total of the amount of incentive compensation (Bonus) earned by the Vice President – International Branches.

(4)	The amount calculated in Step (3) is in turn converted into the local currency of the Vice President – International Branches i.e. Euro at the appropriate exchange rate. (See Attached Example)

(c)	For fiscal year 2009, the Bonus Rate will be 10% only; however, for fiscal year 2010 and beyond, the Bonus Rate will be 20%.

IV.	FINANCIAL OBJECTIVES

See International Offices Incentive Bonus Plans

V.	GENERAL RULES

A.	Participation

1.	Corporate Officer as approved by Astro-Med Compensation Committee.

B.	Minimum and maximum Payouts

1.	No bonus in aggregate will be paid in excess of 60% of an Officer’s annual rate of basic compensation.

2.	No bonus will be paid unless the consolidated sales value of all the Branches meets the Branches minimum threshold of sales value as established annually by the Compensation Committee. (See addendum)

C.	Timing of Bonus Payout

1.	Bonus earned will be paid on an annual basis.

2.	Annual bonus will be calculated and paid as soon as the Company’s audited financial statements are issued. This should be in March of Fiscal Year 2010.

3.	Any bonuses earned will be paid only after review and written approval by Astro-Med’s CEO and by the Compensation Committee.

D.	Modification and Continuation of the Bonus Plan

The Plan may be modified by Astro-Med’s CEO at any time. The Astro-Med CEO has final authority as to any payment hereunder, including the authority to interpret the provisions of this plan and to make special awards. Continuation of the plan beyond the current fiscal year is not guaranteed.

E.	International Branches

The International Branch locations covered by this Plan include:
Astro-Med Inc. – Canada
Astro-Med SNC – France
Astro-Med GmbH – Germany
Astro-Med House – United Kingdom

ASTRO-MED, INC.

Management Bonus Plan

Vice President – International Branches

EXAMPLE

Branch Incentive Compensation Breakout

FY Year XX

	Local Currency		Local Currency	US Dollars
Canada	30,000 CDN	x 20%	6,000	4,800
UK	5,000 BP	x 20%	1,000	1,400
France	15,000 Euro	x 20%	3,000	3,800
Germany	40,000 Euros	x 20%	8,000	10,400
		Total Bonus USD		$20,400
		Exchange Rate		1.30
		Total Bonus – Euro		15,692

Management Bonus Plan – V.P International Branches FY 2009                                                                                                                                                    3/20/09

Addendum

ASTRO-MED, INC.

Management Bonus Plan – FY 2010

VP – International Branches

(000’s)

Local Currency
Branch	FY 2010B	Sales Revenues FY 2009A	FY 2008A
UK	1,336	1,283	1,376
France	2,177	2,247	1,821
GmbH	5,084	4,750	4,033
Canada	3,387	3,459	2,837

US Dollars
Branch	FY 2010B	Sales Revenues FY 2009A	FY 2008A
UK	$1,924	$1,848	$1,981
France	2,721	2,809	2,276
GmbH	6,355	5,938	5,041
Canada	2,710	2,767	2,270

Totals	$13,710	$13,362	$11,568

Exchange Rates to US Dollar
GBP	1.44
Euro	1.25
CDN	.80